
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          NOV-30-1999
<PERIOD-START>                             DEC-01-1998
<PERIOD-END>                               NOV-30-1999
<CASH>                                          28,367
<SECURITIES>                                    47,080<F1>
<RECEIVABLES>                                  650,625
<ALLOWANCES>                                         0
<INVENTORY>                                  1,521,265
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               2,664,235
<CURRENT-LIABILITIES>                                0
<BONDS>                                        510,120<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        48,091
<OTHER-SE>                                     628,492
<TOTAL-LIABILITY-AND-EQUITY>                 2,664,235
<SALES>                                      3,772,121
<TOTAL-REVENUES>                             3,836,295
<CGS>                                        3,051,698
<TOTAL-COSTS>                                3,068,639<F3>
<OTHER-EXPENSES>                               491,085<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              28,340
<INCOME-PRETAX>                                226,869
<INCOME-TAX>                                    79,400
<INCOME-CONTINUING>                            147,469
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   147,469
<EPS-BASIC>                                       3.16
<EPS-DILUTED>                                     3.08

<F1>Marketable securities are comprised of first mortgages and mortgage-backed securities which are held for long-term investment. The mortgage-backed securities serve as collateral for related collateralized mortgage obligations.
<F2>Bonds are comprised of senior and senior subordinated notes and collateralized mortgage obligations.
<F3>Total Costs include interest expense on the collateralized mortgage obligations, as the associated interest income generated from the mortgage-backed securities is included in Total Revenues.
<F4>Other Expenses are comprised of selling, general and administrative expenses and a secondary marketing trading loss.

